EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the Company's previously filed Registration Statement File Nos. 33-93658, 333-62497, and 333-17683.

Arthur Andersen LLP
Jacksonville, Florida
March 27, 2000

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